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                                                                    EXHIBIT 23.1

               Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 29, 2001 relating to the financial statements of BankUnited Financial Corporation, which appears in BankUnited Financial Corporation's Annual Report on Form 10-K for the year ended September 30, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Miami, Florida
April 1, 2002